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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: December 20, 2000
                       (Date of earliest event reported)

                             UNIVERSAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

           Virginia                       1-652                  54-0414210
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

      1501 North Hamilton Street
          Richmond, Virginia                                    23230
(Address of Principal Executive Offices)                     (Zip Code)

              Registrant's telephone number, including area code:
                                (804) 359-9311

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Item 5.  Other Events.

         On December 20, 2000, the plaintiffs in Deloach, et al. v. Philip Morris Companies Inc., et al., following the transfer of the suit from the United States District Court for the District of Columbia to the United States District Court for the Middle District of North Carolina, Greensboro Division (Case No. 00-CV-1235) (the "Deloach Suit") filed a motion for leave to file a third amended complaint to add as named defendants Universal Leaf Tobacco Company, Incorporated, J.P. Taylor Company, Inc. and Southwestern Tobacco Company, Inc., (collectively, the "Company Subsidiaries") subsidiaries of Universal Corporation and other leaf tobacco merchants as defendants. The Deloach Suit is a purported class action brought on behalf of U.S. tobacco growers and quota holders that alleges that defendants violated antitrust laws by bid-rigging at tobacco auctions and by conspiring to undermine the tobacco quota and price support program administered by the federal government. Plaintiffs seek injunctive relief, trebled damages in an unspecified amount, pre- and post-judgment interest, attorneys' fees and costs of litigation. If the Company Subsidiaries become defendants, they intend to join with the motion to dismiss previously filed by the manufacturer defendants and to otherwise vigorously defend the suit.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                UNIVERSAL CORPORATION


Date: January 8, 2001          By:   /s/ George C. Freeman, III
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                                    George C. Freeman, III
                                    Assistant Secretary